EXHIBIT 99

                             SOUTHWEST BANCORP, INC.
                            ANNOUNCES 2:1 STOCK SPLIT

CONTACT:          RICK GREEN, PRESIDENT & C.E.O.
                  KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.

TELEPHONE:        (405) 372-2230

RELEASE DATE:     JULY 30, 2003

         Southwest Bancorp, Inc. (NASDAQ: OKSB, OKSBO) today announced that its Board of Directors had declared a stock split in the form of a 2-for-1 stock dividend payable on August 29, 2003, to shareholders of record on August 15, 2003.

         Southwest, with consolidated assets of $1.5 billion at June 30, 2003, is the financial holding for Stillwater National Bank and Trust Company, Business Consulting Group, Inc., and Healthcare Strategic Support, Inc. Southwest and Stillwater National offer commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting and other financial services from offices in Stillwater, Tulsa, Oklahoma City, and Chickasha, Oklahoma, and Frisco, Texas; loan production offices in Wichita, Kansas and on the campuses of the University of Oklahoma Health Sciences Center and Oklahoma State University-Tulsa; a marketing presence in the Student Union at Oklahoma State University-Stillwater; and on the Internet. Information regarding products and services of Stillwater National, including SNB DirectBanker(R), its online banking product, can be retrieved via the Internet, at www.banksnb.com.



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